UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2022

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6373 San Ignacio Avenue
San Jose, California	95119
(Address of principal executive offices)	(Zip Code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of exchange on which registered)
Common shares, par value $0.001 per share	INFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into Material Definitive Agreement.

On June 24, 2022 (the “Closing Date”), Infinera Corporation (the “Company”) entered into a Loan, Guaranty and Security Agreement (the “Loan Agreement”) with the other obligors party thereto, the lenders party thereto, and Bank of America, N.A., as agent.

The Loan Agreement provides for a senior secured asset-based revolving credit facility of up to $200 million (the “Credit Facility”), which the Company and certain domestic subsidiaries of the Company (together with the Company, each, a “Borrower” and collectively, the “Borrowers”) may draw upon from time to time. The Company may increase the total commitments under the Credit Facility by up to an additional $100 million, subject to certain conditions. In addition, the Loan Agreement provides for a $50 million letter of credit subfacility and a $20 million swingline loan facility. The proceeds of the loans under the Loan Agreement may be used to pay the fees, costs, and expenses incurred in connection with the Loan Agreement, repay existing debt (including amounts outstanding under the Prior Credit Agreement (as defined below)) and for working capital and general corporate purposes, including to fund growth. The Credit Facility has a stated maturity date of June 24, 2027. There was $40 million in aggregate principal amount outstanding under the Credit Facility as of the Closing Date.

Amounts owing under the Loan Agreement and related credit documents will be unconditionally guaranteed by certain domestic subsidiaries of the Company (the “Guarantors” and, together with the Borrowers, the “Obligors”). Pursuant to the Loan Agreement, the Obligors have also granted first-priority security interests (subject to certain exceptions and specifically excluding intellectual property) in their respective accounts, inventory, certain related assets, specified deposit accounts, and certain other accounts to secure the obligations under the Loan Agreement and the related loan documents.

Availability under the Credit Facility will be based upon periodic borrowing base certifications valuing certain of the Obligors’ inventory and accounts receivable, as reduced by certain reserves. Outstanding borrowings accrue interest at floating rates plus an applicable margin of 1.25% to 1.75% for Term SOFR rate loans and 0.25% to 0.75% for base rate loans. The unused line fee rate payable on the unused portion of the Credit Facility is equal to 0.25% per annum based on utilization of the Credit Facility.

The Loan Agreement contains customary affirmative covenants, such as financial statement reporting requirements and delivery of borrowing base certificates. The Loan Agreement also contains customary covenants that limit the ability of the Obligors and their subsidiaries to, among other things, incur debt, create liens and encumbrances, engage in certain fundamental changes, dispose of assets, prepay certain indebtedness, make restricted payments, make investments, and engage in transactions with affiliates. The Loan Agreement also contains a financial covenant that requires the Company to maintain a minimum fixed charge coverage ratio.

The Loan Agreement contains customary events of default, such as the failure to pay obligations when due, a material breach of representations and warranties or covenants, the entry of material judgments against the Obligors, the initiation of bankruptcy or insolvency proceedings of the Obligors, defaults on certain other indebtedness, a change of control, the failure of the guaranty of the Guarantors to be in effect or the failure of the security documents to create valid and perfected liens or the loan documents to be valid and enforceable. Upon an event of default, the lenders may, subject to customary cure rights, require the immediate payment of all amounts outstanding and foreclose on collateral.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with entering into the Loan Agreement, the Company terminated its Credit Agreement, dated as of August 1, 2019 (as amended to date, the “Prior Credit Agreement”), by and among the Company, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent. The Prior Credit Agreement provided for a five-year, $150.0 million senior secured asset-based revolving credit facility. The Prior Credit Agreement also provided for a $50 million letter of credit subfacility and a $10 million swingline loan facility. Outstanding borrowings under the Prior Credit Agreement accrued interest at floating rates plus an applicable margin of 2.00% to

2.50% for LIBOR rate loans and 1.00% to 1.50% for base rate loans. The commitment fee payable on the unused portion of commitments under the Prior Credit Agreement was equal to 0.375% to 0.625% per annum based on utilization of the credit facility. The Prior Credit Agreement contained customary events of default and covenants, including a limit on the Company’s and its subsidiaries’ ability to incur debt, create liens and encumbrances, engage in certain fundamental changes, dispose of assets, prepay certain indebtedness, make restricted payments, make investments, and engage in transactions with affiliates. Immediately prior to the Closing Date, there was approximately $40 million in aggregate principal amount outstanding under the Prior Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Loan, Guaranty and Security Agreement, dated as of June 24, 2022, by and among Infinera Corporation, the other obligors party thereto, the lenders party thereto, and Bank of America, N.A. as agent.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: June 27, 2022	By:	/s/ David L. Teichmann
David L. Teichmann
Chief Legal Officer and Corporate Secretary